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                                                                    Exhibit 23.1





                  Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference of our report on the combined financial statements of the Coltec Automotive OEM Business Group as of December 31, 1995 and 1994 and for the two years in the period ended December 31, 1995 included in this Form 8-K of Borg-Warner Automotive, Inc., into Borg-Warner Automotive Inc.'s previously filed Registration Statements File Nos.33-75564, 33-75566, 33-75568, 33-75572,
33-75574, 33-67822, and 33-67824 dated February 1, 1995; 33-92430, 33-92428,
33-92432, and 33-92426 dated May 17, 1995; 33-92862 and 33-92860 dated May 30,
1995; and 33-92858 dated June 1, 1995 on Form S-8.



                                                         ARTHUR ANDERSEN LLP

Detroit, Michigan,
  June 28, 1996.